     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 2002.


                                                      REGISTRATION NO. 333-91388

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 THE KROGER CO.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      OHIO                                       31-0345740
       (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

                                1014 VINE STREET
                             CINCINNATI, OHIO 45202
                                 (513) 762-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OR
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             PAUL W. HELDMAN, ESQ.
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                 THE KROGER CO.
                                1014 VINE STREET
                             CINCINNATI, OHIO 45202
                                 (513) 762-4000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------


     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT CONTAINS A PROSPECTUS THAT RELATES TO $400,000,000 OF SECURITIES REMAINING AS REGISTERED UNDER REGISTRATION STATEMENT NO. 333-70776 TO THE EXTENT REMAINING ON THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The following entities are direct or indirect subsidiaries of Registrant, and may guarantee one or more issues of Debt Securities, and are Co-Registrants under this Registration Statement:

                                                  STATE OF INCORPORATION/      IRS EMPLOYER
                      NAME                              ORGANIZATION        IDENTIFICATION NO.
                      ----                        -----------------------   ------------------
Dillon Companies, Inc.                            Kansas                        48-0196590
Drugs Distributors, Inc.                          Indiana                       31-1112998
Henpil, Inc.                                      Texas                         74-6044519
Inter-American Foods, Inc.                        Ohio                          74-1491846
J. V. Distributing, Inc.                          Michigan                      31-1107025
KRGP Inc.                                         Ohio                          31-1569084
KRLP Inc.                                         Ohio                          31-1579339
The Kroger Co. of Michigan                        Michigan                      38-0900860
Kroger Dedicated Logistics Co.                    Ohio                          31-1399126
Kroger Limited Partnership I                      Ohio                          31-1569568
Kroger Limited Partnership II                     Ohio                          31-1569087
Peyton's-Southeastern, Inc.                       Tennessee                     61-0942129
Rocket Newco, Inc.                                Texas                         76-0542912
Topvalco, Inc.                                    Ohio                          31-0574717
Vine Court Assurance Incorporated                 Vermont                       31-1192645
Dillon Real Estate Co., Inc.                      Kansas                        48-0680105
Junior Food Stores of West Florida, Inc.          Florida                       59-0980071
Kwik Shop, Inc.                                   Kansas                        48-6112339
Mini Mart, Inc.                                   Wyoming                       83-0208334
Quik Stop Markets, Inc.                           California                    94-1610162
THGP Co., Inc.                                    Pennsylvania                  23-2922125
THLP Co., Inc.                                    Pennsylvania                  23-2922123
Turkey Hill, L.P.                                 Pennsylvania                  23-2922126
Wells Aircraft, Inc.                              Kansas                        48-0690719
Fred Meyer, Inc.                                  Delaware                      91-1826443
Fred Meyer Stores, Inc.                           Delaware                      93-0798201
CB&S Advertising Agency, Inc.                     Oregon                        93-0587794
Distribution Trucking Company                     Oregon                        93-0786441
FM, Inc.                                          Utah                          93-1197669
Fred Meyer of Alaska, Inc.                        Alaska                        93-0802793
Fred Meyer of California, Inc.                    California                    93-0979434
Fred Meyer Jewelers, Inc.                         California                    68-0202947
Roundup Co.                                       Washington                    93-0798202
Smith's Food & Drug Centers, Inc.                 Delaware                      87-0258768
Richie's, Inc.                                    Texas                         74-2047032
Smith's Beverage of Wyoming, Inc.                 Wyoming                       80-0126833
Quality Food Centers, Inc.                        Washington                    91-1330075
Hughes Markets, Inc.                              California                    95-1947206
Hughes Realty, Inc.                               California                    95-2253719
KU Acquisition Corporation                        Washington                    91-1765648
Second Story, Inc.                                Washington                    91-1753356
Quality Food, Inc.                                Delaware                      91-1829342
Quality Food Holdings, Inc.                       Delaware                      91-1829339
QFC Sub, Inc.                                     Washington                    91-1931177
Food 4 Less Holdings, Inc.                        Delaware                      33-0642810

                                                  STATE OF INCORPORATION/      IRS EMPLOYER
                      NAME                              ORGANIZATION        IDENTIFICATION NO.
                      ----                        -----------------------   ------------------
Ralphs Grocery Company                            Delaware                      95-4356030
Alpha Beta Company                                California                    95-1456805
Bay Area Warehouse Stores, Inc.                   California                    93-1087199
Bell Markets, Inc.                                California                    94-1569281
Cala Co.                                          Delaware                      95-4200005
Cala Foods, Inc.                                  California                    94-1342664
Crawford Stores, Inc.                             California                    95-0657410
Food 4 Less of California, Inc.                   California                    33-0293011
Food 4 Less of Southern California, Inc.          Delaware                      33-0483203
Food 4 Less Merchandising, Inc.                   California                    33-0483193
Food 4 Less GM, Inc.                              California                    95-4390406
Kroger Texas L.P.                                 Ohio                          31-1678530
RJD Assurance, Inc.                               Vermont                       03-0364178
Queen City Assurance, Inc.                        Vermont                       03-0371799
F4L L.P.                                          Ohio                          31-1809033
Kroger Group Cooperative, Inc.                    Ohio                          31-1809025
FMJ, Inc.                                         Delaware                      03-0461248

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION DATED JULY 18, 2002


PROSPECTUS

                                 $2,000,000,000

                                 THE KROGER CO.

                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                                    WARRANTS

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

     We may offer any of the following securities from time to time:

     - debt securities;

     - preferred stock;

     - depositary shares relating to preferred stock;

     - common stock; and

     - warrants to purchase debt securities, common stock or preferred stock.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

               , 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................     2
Where You Can Find More Information.........................     2
The Kroger Co...............................................     3
Consolidated Ratio of Earnings to Fixed Charges.............     4
Use of Proceeds.............................................     4
Plan of Distribution........................................     4
Description of Debt Securities..............................     5
Description of Capital Stock................................     9
Description of Depositary Shares............................    12
Description of Warrants.....................................    15
Experts.....................................................    17
Legal Opinions..............................................    17

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     Kroger files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's Web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.


KROGER SEC FILINGS (FILE NO. 1-303)                   PERIOD
-----------------------------------  -----------------------------------------
Annual Report on Form 10-K.........  Year ended February 2, 2002, as amended.
Quarterly Report on Form 10-Q......  Quarter Ended May 25, 2002.
Current Reports on Form 8-K........  March 12, 2002; April 3, 2002; May 24,
                                     2002; June 17, 2002; and June 25, 2002.
Registration Statement on Form
8-A/A, dated April 4, 1997, as
amended on Form 8-A/A, dated
October 18, 1998...................  Description of preferred stock purchase rights.


     You may request a copy of these filings, other than any exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus, at no cost, by writing or telephoning us at the following address:

                               The Kroger Co.
                               1014 Vine Street
                               Cincinnati, Ohio 45202-1100
                               (513) 762-4000

                               Attention: Paul Heldman

     This prospectus is part of a registration statement we filed with the SEC. We have incorporated into this registration statement exhibits that include a form of proposed underwriting agreement and indenture. You should read the exhibits carefully for provisions that may be important to you.

     You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

                                 THE KROGER CO.

     Kroger was founded in 1883 and incorporated in Ohio in 1902. As of February 2, 2002, we were one of the largest grocery retailers in the United States based on annual sales. We also manufacture and process food that our supermarkets sell. Our principal executive offices are located at 1014 Vine Street, Cincinnati, Ohio 45202-1100, and our telephone number is (513) 762-4000.

     As of February 2, 2002, directly or through subsidiaries we operated approximately 2,418 supermarkets and multidepartment stores, 789 convenience stores, 227 supermarket fuel centers, and 427 fine jewelry stores. Ninety-five of the convenience stores are franchised to third parties. We also operate directly or through subsidiaries 41 manufacturing facilities that permit us to offer quality, low-cost private label products.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The table below presents our consolidated ratio of earnings to fixed charges for the periods shown:

                       FISCAL YEARS ENDED
----------------------------------------------------------------
FEBRUARY 2,  FEBRUARY 3,  JANUARY 29,  JANUARY 2,   DECEMBER 27,
   2002         2001         2000         1999          1997
(52 WEEKS)   (53 WEEKS)   (52 WEEKS)   (53 WEEKS)    (52 WEEKS)
-----------  -----------  -----------  -----------  ------------
    2.7          2.4          2.1          1.8          2.4

     "Earnings" includes:

     - earnings before tax expense; and

     - extraordinary loss, plus fixed charges,

     and excludes capitalized interest.

     "Fixed charges" includes:

     - interest, including capitalized interest, on all indebtedness;

     - amortization of deferred financing costs; and

     - that portion of rental expense that we believe is representative of interest.

                                USE OF PROCEEDS

     We will use the net proceeds from the sale of the securities to repay amounts under our bank credit facilities, to retire debt, and for other general corporate purposes.

                              PLAN OF DISTRIBUTION

     We may sell the securities in any one or more of the following ways:

     - directly to investors;

     - to investors through agents or dealers;

     - through underwriting syndicates led by one or more managing underwriters; and

     - through one or more underwriters acting alone.

     If we use underwriters in the sale, the obligations of the underwriters to purchase the securities will be subject to conditions. The underwriters will be obligated to purchase all the securities offered, if any are purchased. The underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

     We may use agents in the sale of securities. Unless indicated in the prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

     If we use a dealer in the sale of the securities, we will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices it determines at the time of resale.

     We also may sell the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

     We may authorize underwriters, dealers or agents to solicit offers to purchase the securities under a delayed delivery contract providing for payment and delivery at a future date.

     We will identify any underwriters or agents and describe their compensation, including any discounts or commissions, in a prospectus supplement. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933. Any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions.

     We may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers or agents may engage in transactions with, or perform services for, us in the ordinary course of their business.

                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes the terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to the particular series of debt securities.

     The debt securities will be issued under an indenture between Kroger and a trustee to be selected by us. The indenture allows us to have different trustees for each debt security offering.

     We have summarized the material terms of the indenture below. The indenture is included as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture for the provisions that are important to you.

PRINCIPAL TERMS OF THE DEBT SECURITIES

     The debt securities will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness.

     A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that series of debt securities. These terms will include some or all of the following:

     - their type and title;

     - their total principal amount and currency or currency unit;

     - the denominations in which they are authorized to be issued;

     - the percentage of their principal amount at which they will be issued;

     - the date on which they will mature;

     - if they bear interest, the interest rate or the method by which the interest rate will be determined;

     - the times at which any interest will be payable or the manner of determining the interest payment dates;

     - any optional or mandatory redemption periods and the redemption or purchase price;

     - any guarantees by our direct and indirect subsidiaries;

     - any sinking fund requirements;

     - any special United States federal income tax considerations;

     - whether they are to be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global securities;

     - any information with respect to book-entry procedures;

     - the manner in which the amount of any payments of principal and interest determined by reference to an index are determined; and

     - any other specific terms not inconsistent with the indenture.

DENOMINATIONS, REGISTRATION, TRANSFER AND PAYMENT

     We will issue the debt securities in registered form without coupons or in the form of one or more global securities, as described below under "Global securities." We will issue registered securities denominated in U.S. dollars only in denominations of $1,000 or any integral multiple of $1,000. We will issue global securities in a denomination equal to the total principal amount of outstanding debt securities of the series represented by the global security. We will describe the denomination of debt securities denominated in a foreign or composite currency in a prospectus supplement.

     You may present registered securities for registration of transfer at the office of the registrar or at the office of any transfer agent designated by us.

     We will pay principal and any premium and interest on registered securities at the office of the paying agent. We may choose to make any interest payment
(1) by check mailed to the holder's address appearing in the register or (2) by wire transfer to an account maintained by the holder as specified in the register. We will make interest payments to the person in whose name the debt security is registered at the close of business on the day or days specified by us.

     The trustee's principal office in the City of New York, Chicago, Cincinnati, or other location, will be designated as the sole paying agent for payments on registered securities.

GLOBAL SECURITIES

     We will deposit global securities with the depositary identified in the prospectus supplement. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security.

     After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons that have accounts with the depositary. These account holders are known as "participants." The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person that holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

     We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

     Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of Kroger, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     We expect that the depositary, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of the participants.

     If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

EVENTS OF DEFAULT

     When we use the term "Event of Default" in the indenture, here are examples of what we mean:

     - we fail to pay the principal or any premium on any debt security when due;

     - we fail to deposit any sinking fund payment when due;

     - we fail to pay interest when due on any security for 30 days;

     - we fail to comply with any other covenant in the debt securities and this failure continues for 60 days after we receive written notice of it;

     - we default in any of our other indebtedness in excess of $50,000,000, and that results in an acceleration of maturity; or

     - we take specified actions relating to our bankruptcy, insolvency or reorganization.

     The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. You should refer to the prospectus supplement for the Events of Default relating to a particular series of debt securities. A default under one series of debt securities will not necessarily be a default under another series.

     If an Event of Default for debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the debt securities of that series outstanding may require us to immediately repay all of the principal and interest due on the debt securities of that series. The holders of a majority in principal amount of all of the debt securities of that series may rescind this accelerated payment requirement, if the rescission would not conflict with any judgment or decree by a court and if all existing Events of Default have been cured or waived.

     If an Event of Default occurs and is continuing, the trustee may pursue any remedy available to it to collect payment or to enforce the performance of any provision of the debt securities or the indenture.

     The holders of a majority in principal amount of the debt securities may generally waive an existing default and its consequences.

MODIFICATION OF THE INDENTURE

     The indenture may be amended without the consent of any holder of debt securities:

     - to cure any ambiguity, defect or inconsistency;

     - to permit a successor to assume our obligations under the indenture;

     - to add additional covenants for the benefit of holders;

     - to add additional Events of Default;

     - to add or change provisions necessary to facilitate the issuance of securities; or

     - to entitle the securities to the benefit of security.

     The indenture may be amended with the written consent of the holders of at least 50% in principal amount of the debt securities of the series affected by the amendment. Holders of at least 50% in principal amount of the debt securities may waive our compliance with any provision of the indenture or the debt securities by giving notice to the trustee.

     However, no amendment or waiver that

     - changes the maturity of principal or any installment of principal or interest;

     - reduces the amount of principal or interest or premium payable on redemption;

     - reduces the amount of debt securities whose holders must consent to an amendment or waiver;

     - modifies provisions related to rights of holders to redeem securities at their option; or

     - changes other rights of holders as specifically identified in the indenture will be effective against any holder without the holder's consent.

OTHER DEBT SECURITIES

     In addition to the debt securities described above, we may issue subordinated debt securities that rank junior to our senior debt securities. These debt securities will be described in a prospectus supplement and will be issued pursuant to an indenture entered into between Kroger and a trustee that we select. The indenture will be filed with the SEC and qualified under the Trust Indenture Act.

OTHER LIMITATIONS

     The prospectus supplement may contain provisions that limit our ability to consolidate or merge with other companies. It also may contain provisions that limit our right to incur liens and to engage in sale and leaseback transactions.

                          DESCRIPTION OF CAPITAL STOCK

     Our Amended Articles of Incorporation authorize us to issue 1,000,000,000 shares of common stock, $1 par value per share, and 5,000,000 shares of cumulative preferred stock, $100 par value per share. At our annual meeting of shareholders in 1999, our shareholders authorized an increase in the authorized shares of common stock to 2,000,000,000, but that increase has not yet been implemented. As of April 24, 2002, there were outstanding 794,109,633 shares of common stock, and no shares of cumulative preferred stock.

COMMON STOCK

     All outstanding common stock is, and any stock issued under this prospectus will be, fully paid and nonassessable. Subject to rights of preferred stockholders if any preferred stock is issued and outstanding, holders of common stock

     - are entitled to any dividends validly declared;

     - will share ratably in our net assets in the event of a liquidation; and

     - are entitled to one vote per share, unless they are entitled to cumulative voting for the election of directors.

     The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

     The Bank of New York is the transfer agent and registrar for our common stock.

PREFERRED STOCK

     This prospectus describes the terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock. It is also subject to our Amended Articles of Incorporation.

     We have summarized the material portions of the certificate of designations below. The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.

     Our Amended Articles of Incorporation authorize us to issue 5,000,000 shares of preferred stock, par value $100 per share. Our Board is authorized to designate any series of preferred stock and the powers, preferences and rights of the preferred stock without further shareholder action. As of February 2, 2002, we had no shares of preferred stock outstanding. On that same date, 50,000 shares were reserved for issuance under our warrant dividend plan. These shares are designated "Series A Preferred Shares."

     Our Board is authorized to determine or fix the following terms for each series of preferred stock, which will be described in a prospectus supplement:

     - the designation and number of shares;

     - the dividend rate;

     - the payment date for dividends and the date from which dividends are cumulative;

     - our redemption rights and the redemption prices;

     - amounts payable to holders on our liquidation, dissolution or winding up;

     - the amount of the sinking fund, if any;

     - whether the shares will be convertible or exchangeable, and if so the prices and terms; and

     - whether future shares of the series or any future series or other class of stock is subject to any restrictions, and if so the nature of the restrictions.

     When we issue shares of preferred stock, they will be fully paid and nonassessable.

Dividends

     The holders of preferred stock will be entitled to receive cash dividends if declared by our Board of Directors out of funds we can legally use for payment. The prospectus supplement will indicate the dividend rates and the dates on which we will pay dividends. The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record as they appear on the record dates fixed by our Board.

     Our Board will not declare and pay a dividend on any series of preferred stock unless full dividends for all series of preferred stock ranking equal as to dividends have been declared or paid and sufficient funds are set aside for payment. If dividends are not paid in full, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock ranking equal to any other series as to dividends. A "pro rata" declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

     Unless all dividends on the preferred stock have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common stock or on any class of security ranking junior to the series of preferred stock, except for dividends or distributions paid for with securities ranking junior to the preferred stock. We also will not redeem, purchase, or otherwise acquire any securities ranking junior to the series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock junior to the series of preferred stock.

Convertibility

     We will not convert or exchange any series of preferred stock for other securities or property, unless otherwise indicated in the prospectus supplement.

Redemption and sinking fund

     We will not redeem or pay into a sinking fund any series of preferred stock, unless otherwise indicated in the prospectus supplement.

Liquidation rights

     If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of any series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement and all accrued and unpaid dividends. We will pay these amounts to the holders of each series of the preferred stock, and all amounts owing on any preferred stock ranking equally with that series of preferred stock as to distributions upon liquidation. These payments will be made out of our assets available for distribution to shareholders before any distribution is made to holders of common stock or any class of stock ranking junior to the series of preferred stock as to dividends and liquidation preferences.

     In the event there are insufficient assets to pay the liquidation preferences for all equally-ranked classes of preferred stock in full, we will allocate the remaining assets equally among all series of equally-ranked preferred stock based upon the aggregate liquidation preference for all outstanding shares for each series. This distribution means that the distribution we pay to the holders of all shares ranking equal as to distributions if we dissolve, liquidate or wind up our business will bear the same relationship to each other that the full distributable amounts for which the holders are respectively entitled if we dissolve, liquidate or wind up our business bear to each other. After we pay the full amount of the liquidation preference to which they are entitled, the holders of shares of a series of preferred stock will not be entitled to participate in any further distribution of our assets.

Voting rights

     Holders of preferred stock will be entitled to one vote per share, unless otherwise indicated in the prospectus supplement or otherwise required by law.

Transfer agent and registrar

     The prospectus supplement for each series of preferred stock will name the transfer agent and registrar.

PREFERRED STOCK PURCHASE RIGHTS

     On February 28, 1996, we adopted a shareholders' rights plan providing for stock purchase rights to owners of Kroger common shares. The shareholders' rights plan was amended and restated on April 4, 1997, and further amended on October 18, 1998. Each right, when exercisable, entitles the holder to purchase from us one ten-thousandth of a share. The rights will become exercisable, and separately tradeable, ten days after a person or group acquires 10% or more of our common shares or ten business days following a tender offer or exchange offer resulting in a person or group having beneficial ownership of 10% or more of our common shares. In the event the rights become exercisable, each right will entitle the holder the right, if that holder pays the exercise price, to purchase Kroger common shares, having a market value of twice the exercise price of the right. Under other circumstances, including some acquisitions of Kroger in a merger or other business combination transaction, or if 50% or more of our assets or earning power are sold under some circumstances, each right will entitle the holder to receive upon payment of the exercise price, shares of common stock of the acquiring company with a market value of twice the exercise price. At our option, the rights, before becoming exercisable, are redeemable in their entirety at a price of $.01 per right. The rights may be adjusted and expire March 19, 2006.

     This summary is qualified by the full text of the shareholders' rights plan. A copy of this plan is filed as an exhibit to the registration statement and is incorporated into this prospectus by reference.

                        DESCRIPTION OF DEPOSITARY SHARES

     This prospectus describes the terms and provisions of our depositary shares. When we offer to sell depositary shares, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement also will indicate whether the terms and provisions described in this prospectus apply to the depositary shares being offered.

     We have summarized the material portions of the deposit agreement below. The deposit agreement will be filed with the SEC in connection with an offering of depositary shares.

     We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for a depositary to issue to the public receipts for depositary shares, each of which will represent ownership of and entitlement to all rights and preferences of a fractional interest in a share of preferred stock of a specified series. These rights include dividend, voting, redemption and liquidation rights. The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in a prospectus supplement, under a deposit agreement among us, the depositary and the holders of the depositary receipts.

     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to file proof of residence and pay charges.

DIVIDENDS

     The depositary will distribute all cash dividends or other cash distributions received to the record holders of depositary receipts in proportion to the number of depositary shares owned by them on the relevant record date. The record date will be the same date as the record date we fix for the applicable series of preferred stock.

     If we make a non-cash distribution, the depositary will distribute property to the holders of depositary receipts, unless the depositary determines, after consultation with us, that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, adopt any other method for the distribution as it deems appropriate, including the sale of the property and distribution of the net proceeds from the sale.

LIQUIDATION PREFERENCE

     If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of each depositary share will receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock.

REDEMPTION

     If we redeem the series of preferred stock underlying the depositary shares, we will redeem the depositary shares from the redemption proceeds of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares representing the preferred stock being redeemed. The depositary will mail the notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary receipts.

VOTING

     The depositary will promptly mail information contained in any notice of meeting it receives from us to the record holders of the depositary receipts. Each record holder of depositary receipts will be entitled to instruct the depositary as to its exercise of its voting rights pertaining to the number of shares of preferred stock represented by its depositary shares. The depositary will try, if practical, to vote the preferred stock underlying the depositary shares according to the instructions received. We will agree to try to take all action that the depositary finds necessary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any of the preferred stock for which it does not receive specific instructions from the holders of depositary receipts.

WITHDRAWAL OF PREFERRED STOCK

     If holders surrender depositary receipts at the principal office of the depositary and pay any unpaid amount due to the depositary, the owner of the depositary shares is entitled to receive the number of whole shares of preferred stock and all money and other property represented by the depositary shares. Partial shares of preferred stock will not be issued. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Holders of preferred stock received in exchange for depositary shares will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary receipts.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders, other than any change in fees, of depositary shares will not be effective unless approved by the holders of at least a majority of the depositary shares then outstanding. An amendment may not impair the right of any owner of any depositary shares to surrender its depositary receipt with instructions to the depositary in exchange for preferred stock, money and property, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us or the depositary only if:

     - all outstanding depositary shares have been redeemed; or

     - there has been a final distribution to the holders of the preferred stock in connection with the liquidation, dissolution or winding up of our business, and the distribution has been made to all the holders of depositary shares.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges attributable solely to the depositary arrangements. We will pay the depositary's charges for the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all exchanges for preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other charges stated in the deposit agreement to be for their accounts. In some circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and may sell the depositary shares if those charges are not paid.

OBLIGATIONS OF DEPOSITARY

     The depositary will forward to the holders of depositary receipts all reports and communications from us that are delivered to it and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at its principal office, and at other places it deems advisable, any reports and communications received from us.

     We will not assume, and the depositary will not assume, any obligation or any liability under the deposit agreement to holders of depositary receipts other than for gross negligence or willful misconduct. We will not be liable, and the depositary will not be liable, if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of our and their duties. We and the depositary will not be obligated to prosecute or defend any legal proceeding related to any depositary shares or preferred stock unless we receive satisfactory indemnity. We and the depositary may rely on written advice of our counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give this information. We also may rely on documents believed to be genuine and to have been signed or presented by the proper party or parties.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so. At any time we may remove the depositary. The resignation or removal will take effect after a successor depositary is appointed and has accepted the appointment. We must appoint a successor within 60 days after delivery of the notice for resignation or removal and the successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

FEDERAL INCOME TAX CONSEQUENCES

     Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. Accordingly, the owners will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

     - no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;

     - the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, when exchanged, be the same as the aggregate tax basis of the depositary shares being exchanged; and

     - the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which that person owned the depositary shares.

                            DESCRIPTION OF WARRANTS

     This prospectus describes the terms and provisions of the warrants. When we offer to sell warrants, we will describe the specific terms of the warrants and warrant agreement in a supplement to this prospectus. The prospectus supplement also will indicate whether the terms and provisions described in this prospectus apply to the warrants being offered.

     We have summarized the material portions of the warrant agreement below. The warrant agreement will be filed with the SEC in connection with an offering of warrants. You should read the warrant agreement for the provisions that are important to you.

     We may issue warrants for the purchase of our debt securities, preferred stock or common stock. Warrants may be issued alone or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

DEBT WARRANTS

     The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of the debt warrants, including the following:

     - their title;

     - their offering price;

     - their aggregate number;

     - the designation and terms of the debt securities that can be purchased when they are exercised;

     - the designation and terms of the debt securities that are issued with the warrants and the number of warrants issued with each debt security;

     - the date when they and any debt securities issued will be separately transferable;

     - the principal amount of debt securities that can be purchased when they are exercised and the purchase price;

     - the date on which the right to exercise warrants begins and the date on which the right expires;

     - the minimum or maximum amount of warrants that may be exercised at any one time;

     - whether they and the debt securities that may be issued when they are exercised will be issued in registered or bearer form;

     - information about book-entry procedures;

     - the currency or currency units in which the offering price and the exercise price are payable;

     - a discussion of material United States federal income tax considerations;

     - the antidilution provisions; and

     - the redemption or call provisions.

STOCK WARRANTS

     The prospectus supplement relating to any particular issue of warrants to issue common stock or preferred stock will describe the terms of the stock warrants, including the following:

     - their title;

     - their offering price;

     - their aggregate number;

     - the designation and terms of the common stock or preferred stock that can be purchased when they are exercised;

     - the designation and terms of the common stock or preferred stock that is issued and the number of warrants issued with shares of each common stock or preferred stock;

     - the date when they and any common stock or preferred stock issued will be separately transferable;

     - the number of shares of common stock or preferred stock that can be purchased when they are exercised and the purchase price;

     - the date on which the right to exercise them begins and the date on which the right expires;

     - the minimum or maximum amount that may be exercised at any one time;

     - the currency or currency units in which the offering price and the exercise price are payable;

     - a discussion of material United States federal income tax considerations;

     - the antidilution provisions; and

     - the redemption or call provisions.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of The Kroger Co. for the year ended February 2, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Documents incorporated by reference in the future in this prospectus will include financial statements, related schedules, if required, and auditors' reports. The financial statements and schedules will have been audited to the extent and for the periods identified in the reports by the firm submitting the report. If audited financials are incorporated by reference, it will be based on reports given on the authority of the issuing firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     The validity of the securities we are offering will be passed upon for us by Paul Heldman, Esq., Senior Vice President, Secretary and General Counsel of Kroger. As of May 31, 2002, Mr. Heldman owned approximately 107,167 shares of Kroger common stock, and had options to acquire an additional 520,500 shares.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are estimated as follows:

Registration Fee for Registration Statement..........  $184,000
Accounting Fees and Expenses.........................   100,000
Blue Sky Fees and Expenses...........................    10,000
Legal Fees and Expenses..............................    75,000
Printing and Engraving Fees..........................    75,000
Miscellaneous........................................    50,000
                                                       --------
  TOTAL..............................................  $494,000*
                                                       ========

-------------------------

* All amounts are estimated except for the registration fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Registrant's Regulations (bylaws) each present or former director, officer or employee of the Registrant and each person who is serving or shall have served at the request of the Registrant as a director, officer, or employee of another corporation (and his heirs, executors and administrators) will be indemnified by the Registrant against expenses actually and necessarily incurred by him, and also against expenses, judgments, decrees, fines, penalties, or amounts paid in settlement, in connection with the defense of any pending or threatened action, suit, or proceeding, criminal or civil, to which he is or may be made a party by reason of being or having been such director, officer, or employee, provided (1) he is adjudicated or determined not to have been negligent or guilty of misconduct in the performance of his duty to the Registrant or such other corporation, (2) he is determined to have acted in good faith in what he reasonably believed to be the best interest of the Registrant or of such other corporation, and (3) in any matter the subject of a criminal action, suit, or proceeding, he is determined to have had no reasonable cause to believe that his conduct was unlawful. See also Ohio Revised Code, Section 1701.13.

     The Registrant also maintains directors' and officers' reimbursement and liability insurance pursuant to policies with aggregate limits of $125 million.

ITEM 16.  EXHIBITS

  1.1   --  Form of Underwriting Agreement. Incorporated by reference to Exhibit
            1.1 to The Kroger Co.'s Current Report on Form 8-K dated April
            3, 2002.

  4.1   --  Amended Articles of Incorporation of The Kroger Co. are
            incorporated by reference to Exhibit 3.1 of The Kroger Co.'s
            Quarterly Report on Form 10-Q for the quarter ended October
            3, 1998. The Kroger Co.'s Regulations are incorporated by
            reference to Exhibit 4.2 of The Kroger Co.'s Registration
            Statement on Form S-3 (Registration No. 33-57552) filed with the SEC on January 28, 1993.
  4.2   --  Rights Agreement, including form of Rights Certificate, incorporated by reference to The Kroger Co.'s Registration
            Statements on Form 8-A/A dated April 4, 1997 and October 18,
            1998.
  4.3   --  Form of Senior Indenture (including form of securities).
            Incorporated by reference to Exhibit 4.3 to the Registrant's
            Registration Statement on Form S-3 (Registration No.
            333-74389).
**4.4   --  Certificate of Designation of series of preferred shares.
**4.5   --  Form of Deposit Agreement for depositary shares.
**4.6   --  Form of Warrant Agreement, including form of warrant
            certificate.
 *5.1   --  Opinion of Paul Heldman, Esq., including his consent.
*12.1   --  Computation of Ratio of Earnings to Fixed Charges.
*23.1   --  Consent of PricewaterhouseCoopers LLP.
*23.2   --  Consent of Paul Heldman, Esq., included in Exhibit 5.1.
*24.1   --  Powers of Attorney.
 25.1   --  Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939. Incorporated by reference to Exhibit 25.1 to the Registrant's Current Report on Form
            8-K dated April 30, 1999.

-------------------------

 * Previously filed.

** To be filed as an Exhibit to a document to be incorporated by reference for the specific offering of securities, if any, to which it relates.


ITEM 17.  UNDERTAKINGS.

     (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the Securities registered hereby, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in clauses (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 15 of Part II or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on July 18, 2002.


                                          THE KROGER CO.

                                          BY        /s/ BRUCE M. GACK
                                            ------------------------------------
                                             Bruce M. Gack
                                             Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                                   REGISTRANT

                  SIGNATURE                              TITLE
                  ---------                              -----

  *  /s/ REUBEN V. ANDERSON                    Director
---------------------------------------------
            Reuben V. Anderson

  *  /s/ ROBERT D. BEYER                       Director
---------------------------------------------
            Robert D. Beyer

  *  /s/ JOHN L. CLENDENIN                     Director
---------------------------------------------
            John L. Clendenin

  *  /s/ DAVID B. DILLON                       Director, President and
---------------------------------------------  Chief Operating Officer
            David B. Dillon

  *  /s/ BRUCE KARATZ                          Director
---------------------------------------------
            Bruce Karatz

  *  /s/ JOHN T. LAMACCHIA                     Director
---------------------------------------------
            John T. LaMacchia

  *  /s/ DAVID B. LEWIS                        Director
---------------------------------------------
            David B. Lewis


                  SIGNATURE                              TITLE                     DATE
                  ---------                              -----                     ----

  *  /s/ EDWARD M. LIDDY                       Director
---------------------------------------------
            Edward M. Liddy

  *  /s/ CLYDE R. MOORE                        Director
---------------------------------------------
            Clyde R. Moore

  *  /s/ THOMAS H. O'LEARY                     Director
---------------------------------------------
            Thomas H. O'Leary

  *  /s/ KATHERINE D. ORTEGA                   Director
---------------------------------------------
            Katherine D. Ortega

  *  /s/ JOSEPH A. PICHLER                     Chairman of the Board of
---------------------------------------------  Directors, Chief
            Joseph A. Pichler                  Executive Officer, and
                                               Director

  *  /s/ STEVEN R. ROGEL                       Director
---------------------------------------------
            Steven R. Rogel

  *  /s/ J. MICHAEL SCHLOTMAN                  Group Vice President and
---------------------------------------------  Chief Financial
            J. Michael Schlotman               Officer -- Principal
                                               Financial Officer

  *  /s/ BOBBY S. SHACKOULS                    Director
---------------------------------------------
            Bobby S. Shackouls

  *  /s/ MARY ELIZABETH VAN OFLEN              Vice President and Corporate
---------------------------------------------  Controller -- Principal
         Mary Elizabeth Van Oflen              Accounting Officer

*By  /s/ BRUCE M. GACK
---------------------------------------------
            Bruce M. Gack
            As Attorney-in-fact
                                                                July 18, 2002

                      CO-REGISTRANT OFFICERS AND DIRECTORS


                  SIGNATURE                              TITLE                    DATE
                                                                                All as of
                                                                             July 18, 2002

Dillon Companies, Inc.

      /s/ DAVID B. DILLON                      Director, Chairman of
---------------------------------------------  the Board, President and
             David B. Dillon                   Chief Executive Officer
                                               (Principal Executive Officer)

      /s/ FRANK J. REMAR                       Vice President, Secretary and
---------------------------------------------  Treasurer (Principal
             Frank J. Remar                    Financial and Accounting
                                               Officer)


      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
             Joseph A. Pichler

      /s/ PAUL W. HELDMAN                      Director, Vice President,
---------------------------------------------  and Assistant Secretary
             Paul W. Heldman

Drugs Distributors, Inc.

      /s/ J. ROBERT RICE                       Director and President
---------------------------------------------  (Principal Executive
             J. Robert Rice                    Officer)

      /s/ ROBERT WELTY                         Treasurer (Principal
---------------------------------------------  Financial and Accounting
             Robert Welty                      Officer)

     /s/ PAUL W. HELDMAN                       Director and Vice President
---------------------------------------------
             Paul W. Heldman

      /s/ Thomas P. O'Brien, Jr.               Director and Secretary
---------------------------------------------
             Thomas P. O'Brien, Jr.

                  SIGNATURE                              TITLE
                  ---------                              -----
Henpil, Inc.

      /s/ LEE BREWER                           President and Director
---------------------------------------------  (Principal Executive
             Lee Brewer                        Officer)

      /s/ PAUL SCHWEITZER                      Director, Vice President,
---------------------------------------------  Treasurer, and Secretary
             Paul Schweitzer                   (Principal Financial and
                                               Accounting Officer)

    /s/ JACK CANNON                            Director and Vice President
---------------------------------------------
             Jack Cannon

Inter-American Foods, Inc.

      /s/ PAUL W. HELDMAN                      Director and President
---------------------------------------------  (Principal Executive Officer)
             Paul W. Heldman

      /s/ W. RODNEY MCMULLEN                   Vice President and Chief
---------------------------------------------  Financial Officer
             W. Rodney McMullen                (Principal Financial
                                               Officer)

      /s/ SCOTT M. HENDERSON                   Vice President and Treasurer
---------------------------------------------  (Principal Accounting Officer)
             Scott M. Henderson

      /s/ Thomas P. O'Brien, Jr.               Director
---------------------------------------------
             Thomas P. O'Brien, Jr.

      /s/ BRUCE M. GACK                        Director, Vice President and
---------------------------------------------  Secretary
             Bruce M. Gack

J. V. Distributing, Inc.

      /s/ W. RODNEY MCMULLEN                   President (Principal
---------------------------------------------  Executive Officer)
             W. Rodney McMullen

      /s/ SCOTT M. HENDERSON                   Treasurer (Principal
---------------------------------------------  Financial and Accounting
             Scott M. Henderson                Officer)

                  SIGNATURE                              TITLE
                  ---------                              -----
      /s/ PAUL W. HELDMAN                      Director and Vice
---------------------------------------------  President
             Paul W. Heldman

      /s/ THOMAS P. O'BRIEN, JR.               Director
---------------------------------------------
             Thomas P. O'Brien, Jr.

      /s/ BRUCE M. GACK                        Director and Secretary
---------------------------------------------
             Bruce M. Gack

KRGP Inc.
KRLP Inc.
Kroger Limited Partnership I
  By KRGP Inc., the General Partner
Kroger Limited Partnership II
  By KRGP Inc., the General Partner
Kroger Texas L.P.
  By KRGP Inc., the General Partner

      /s/ JOSEPH A. PICHLER                    Director, Chairman of the
---------------------------------------------  Board, and Chief Executive
             Joseph A. Pichler                 Officer (Principal
                                               Executive Officer)

      /s/ SCOTT M. HENDERSON                   Vice President and
---------------------------------------------  Treasurer (Principal
             Scott M. Henderson                Financial and Accounting
                                               Officer)

      /s/ PAUL W. HELDMAN                      Director, Vice President,
---------------------------------------------  and Secretary
             Paul W. Heldman

      /s/ THOMAS. P. O'BRIEN, JR.              Director, Vice President
---------------------------------------------  and Assistant Secretary
             Thomas P. O'Brien, Jr.

      /s/ BRUCE M. GACK                        Director, Vice President
---------------------------------------------  and Assistant Secretary
             Bruce M. Gack

                  SIGNATURE                              TITLE
                  ---------                              -----
The Kroger Co. of Michigan

      /s/ JON C. FLORA                         Director, Chairman of the
---------------------------------------------  Board, and Chief Executive
             Jon C. Flora                      Officer (Principal
                                               Executive Officer)

      /s/ KEVIN TROMBLEY                       Treasurer and Secretary
---------------------------------------------  (Principal Financial and
             Kevin Trombley                    Accounting Officer)

      /s/ PAUL W. HELDMAN                      Director, President and
---------------------------------------------  Assistant Secretary
             Paul W. Heldman

      /s/ GARY RAYMOND                         Director and Vice
---------------------------------------------  President-Operations
             Gary Raymond

Kroger Dedicated Logistics Co.

      /s/ PAUL W. HELDMAN                      Director and President
---------------------------------------------  (Principal Executive
             Paul W. Heldman                   Officer)

      /s/ SCOTT M. HENDERSON                   Director, Vice President,
---------------------------------------------  and Treasurer (Principal
             Scott M. Henderson                Financial and Accounting
                                               Officer)

      /s/ W. RODNEY MCMULLEN                   Director
---------------------------------------------
             W. Rodney McMullen

Kroger Group Cooperative, Inc.


      /s/ JOSEPH A. PICHLER                    Director, Chairman of the Board
---------------------------------------------  and Chief Executive Officer
             Joseph A. Pichler                 (Principal Executive Officer)

      /s/ SCOTT M. HENDERSON                   Vice President and Treasurer
---------------------------------------------  (Principal Financial and
             Scott M. Henderson                Accounting Officer)

      /s/ DAVID B. DILLON                      Director, President and Chief
---------------------------------------------  Operating Officer
             David B. Dillon

      /s/ BRUCE M. GACK                        Director, Vice President and
---------------------------------------------  Assistant Secretary
             Bruce M. Gack


      /s/ PAUL W. HELDMAN                      Director, Vice President
---------------------------------------------  and Secretary
             Paul W. Heldman

      /s/ DON W. McGEORGE                      Director
---------------------------------------------
             Don W. McGeorge



Peyton's-Southeastern, Inc.

      /s/ J. ROBERT RICE                       Director, President and
---------------------------------------------  Chief Executive Officer
             J. Robert Rice                    (Principal Executive
                                               Officer)

      /s/ ROBERT WELTY                         Treasurer and Secretary
---------------------------------------------  (Principal Financial and
             Robert Welty                      Accounting Officer)

                  SIGNATURE                              TITLE
                  ---------                              -----
      /s/ MICHAEL J. DONNELLY                  Director and Vice President
---------------------------------------------
             Michael J. Donnelly

      /s/ PAUL W. HELDMAN                      Director, Vice President and Assistant
---------------------------------------------  Secretary
             Paul W. Heldman


Queen City Assurance, Inc.

      /s/ MARY ELIZABETH VAN OFLEN             Director and President
---------------------------------------------  (Principal Executive Officer)
          Mary Elizabeth Van Oflen

      /s/ THOMAS A. SMITH                      Director, Controller and Chief
---------------------------------------------  Accounting Officer (Principal
             Thomas A. Smith                   Financial and Accounting Officer)

      /s/ BRUCE M. GACK                        Director, Senior Vice President
---------------------------------------------  and Secretary
              Bruce M. Gack

     /s/ L. THOMAS AYDT II                     Director and Senior Vice
---------------------------------------------  President
              L. Thomas Aydt II

                                               Director and Assistant Secretary
---------------------------------------------
               Alan D. Port

Rocket Newco, Inc.

      /s/ LEE BREWER                           Director and President
---------------------------------------------  (Principal Executive
             Lee Brewer                        Officer)

      /s/ PAUL SCHWEITZER                      Director, Vice President,
---------------------------------------------  Treasurer, and Secretary
             Paul Schweitzer                   (Principal Financial and
                                               Accounting Officer)

      /s/ JACK CANNON                          Director
---------------------------------------------
             Jack Cannon

Topvalco, Inc.

      /s/ JAMES E. HODGE                       President (Principal
---------------------------------------------  Executive Officer)
             James E. Hodge

      /s/ SCOTT M. HENDERSON                   Director, Vice President,
---------------------------------------------  Treasurer, and Assistant
             Scott M. Henderson                Secretary (Principal
                                               Financial and Accounting
                                               Officer)

      /s/ PAUL W. HELDMAN                      Director, Vice President
---------------------------------------------  and Assistant Secretary
             Paul W. Heldman

      /s/ THOMAS P. O'BRIEN, JR.               Director and Assistant
---------------------------------------------  Secretary
             Thomas P. O'Brien, Jr.

Vine Court Assurance Incorporated
RJD Assurance, Inc.

      /s/ MARY ELIZABETH VAN OFLEN             Director and President
---------------------------------------------  (Principal Executive
             Mary Elizabeth Van Oflen          Officer)

                  SIGNATURE                              TITLE
                  ---------                              -----
      /s/ SCOTT M. HENDERSON                   Treasurer (Principal
---------------------------------------------  Financial Officer)
             Scott M. Henderson

      /s/ THOMAS A. SMITH                      Director, Controller, and
---------------------------------------------  Chief Accounting Officer
             Thomas A. Smith                   (Principal Accounting
                                               Officer)

      /s/ BRUCE M. GACK                        Director, Vice President
---------------------------------------------  and Secretary
             Bruce M. Gack

      /s/ L. THOMAS AYDT II                    Director and Vice President
---------------------------------------------
             L. Thomas Aydt II

                                               Director
---------------------------------------------
             Alan D. Port

                  SIGNATURE                              TITLE
                  ---------                              -----
Dillon Real Estate Co., Inc.

      /s/ FRANK J. REMAR                       President (Principal
---------------------------------------------  Executive Officer)
             Frank J. Remar

      /s/ SCOTT M. HENDERSON                   Vice President and
---------------------------------------------  Treasurer (Principal
             Scott M. Henderson                Financial and Accounting
                                               Officer)

      /s/ DAVID B. DILLON                      Director and Vice President
---------------------------------------------
             David B. Dillon

      /s/ PAUL W. HELDMAN                      Director, Vice President
---------------------------------------------  and Secretary
             Paul W. Heldman

      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
             Joseph A. Pichler

                  SIGNATURE                              TITLE
                  ---------                              -----
Junior Food Stores of West Florida, Inc.

      /s/ MARK W. SALISBURY                    President (Principal
---------------------------------------------  Executive Officer)
             Mark W. Salisbury

      /s/ FRANK J. REMAR                       Vice President, Treasurer
---------------------------------------------  and Assistant Secretary
             Frank J. Remar                    (Principal Financial and
                                               Accounting Officer)

      /s/ DAVID B. DILLON                      Director
---------------------------------------------
             David B. Dillon

      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
             Joseph A. Pichler

      /s/ PAUL W. HELDMAN                      Director, Vice President and
---------------------------------------------  Secretary
             Paul W. Heldman

Kwik Shop, Inc.

      /s/ MICHAEL HOFFMANN                     President (Principal
---------------------------------------------  Executive Officer)
             Michael Hoffman

      /s/ FRANK J. REMAR                       Vice President, Assistant
---------------------------------------------  Secretary and Treasurer
             Frank J. Remar                    (Principal Financial and
                                               Accounting Officer)

      /s/ DAVID B. DILLON                      Director
---------------------------------------------
             David B. Dillon

      /s/ PAUL W. HELDMAN                      Director, Vice President and
---------------------------------------------  Secretary
             Paul W. Heldman

      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
             Joseph A. Pichler

Mini Mart, Inc.

      /s/ ARTHUR STAWSKI                       President (Principal
---------------------------------------------  Executive Officer)
             Arthur Stawski

      /s/ FRANK J. REMAR                       Treasurer and Assistant Secretary
---------------------------------------------  (Principal Financial and
             Frank J. Remar                    Accounting Officer)

                  SIGNATURE                              TITLE
                  ---------                              -----
      /s/ DAVID B. DILLON                      Director
---------------------------------------------
             David B. Dillon

      /s/ PAUL W. HELDMAN                      Director, Vice President and
---------------------------------------------  Secretary
             Paul W. Heldman

      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
            Joseph A. Pichler

Quik Stop Markets, Inc.

      /s/ VAN S. TARVER                        President (Principal
---------------------------------------------  Executive Officer)
             Van S. Tarver

      /s/ FRANK J. REMAR                       Vice President, Assistant
---------------------------------------------  Secretary and Treasurer
             Frank J. Remar                    (Principal Financial and
                                               Accounting Officer)

      /s/ DAVID B. DILLON                      Director
---------------------------------------------
             David B. Dillon

      /s/ PAUL W. HELDMAN                      Director, Vice President and
---------------------------------------------  Secretary
             Paul W. Heldman

      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
            Joseph A. Pichler

THGP Co., Inc.
THLP Co., Inc.
Turkey Hill, L.P.
  By THGP Co., Inc.,
  its General Partner

      /s/ DAVID B. DILLON                      Director, President and
---------------------------------------------  Chief Executive Officer
          David B. Dillon                      (Principal Executive Officer)

      /s/ FRANK J. REMAR                       Vice President, Assistant
---------------------------------------------  Secretary, and Treasurer
             Frank J. Remar                    (Principal Financial and
                                               Accounting Officer)

      /s/ PAUL W. HELDMAN                      Director, Vice President,
---------------------------------------------  and Secretary
             Paul W. Heldman

      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
            Joseph A. Pichler

                  SIGNATURE                              TITLE
                  ---------                              -----
Wells Aircraft, Inc.

      /s/ GARY W. CROW                         President (Principal
---------------------------------------------  Executive Officer)
             Gary W. Crow

      /s/ FRANK J. REMAR                       Vice President, Assistant Secretary
---------------------------------------------  and Treasurer (Principal
             Frank J. Remar                    Financial and Accounting
                                               Officer)

      /s/ DAVID B. DILLON                      Director and Vice President
---------------------------------------------
             David B. Dillon

      /s/ PAUL W. HELDMAN                      Director, Vice President and
---------------------------------------------  Secretary
             Paul W. Heldman

      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
             Joseph A. Pichler

Fred Meyer Stores, Inc.

      /s/ SAMMY K. DUNCAN                      President and Chief
---------------------------------------------  Executive Officer
             Sammy K. Duncan                  (Principal Executive
                                               Officer)

      /s/ DAVID DEATHERAGE                     Senior Vice President and
---------------------------------------------  Chief Financial Officer
             David Deatherage                  (Principal Financial
                                               Officer)

      /s/ SCOTT M. HENDERSON                   Vice President and
---------------------------------------------  Treasurer (Principal
             Scott M. Henderson                Accounting Officer)

      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
             Joseph A. Pichler

      /s/ DAVID B. DILLON                      Director
---------------------------------------------
             David B. Dillon

      /s/ PAUL W. HELDMAN                      Director, Vice President and
---------------------------------------------  Secretary
             Paul W. Heldman

                  SIGNATURE                              TITLE
                  ---------                              -----
Fred Meyer, Inc.
CB&S Advertising Agency, Inc.
Distribution Trucking Company
FM, Inc.
Fred Meyer of Alaska, Inc.
Fred Meyer of California, Inc.
Roundup Co.

      /s/ WARREN F. BRYANT                     President
---------------------------------------------  (Principal Executive
             Warren F. Bryant                  Officer)


      /s/ DAVID DEATHERAGE                     Vice President and Chief
---------------------------------------------  Financial Officer
             David Deatherage                  (Principal Financial
                                               Officer)

      /s/ SCOTT M. HENDERSON                   Vice President and
---------------------------------------------  Treasurer (Principal
             Scott M. Henderson                Accounting Officer)

      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
             Joseph A. Pichler

      /s/ DAVID B. DILLON                      Director
---------------------------------------------
             David B. Dillon

      /s/ PAUL W. HELDMAN                      Director, Vice President,
---------------------------------------------  and Secretary
             Paul W. Heldman

Smith's Beverage of Wyoming, Inc.

      /s/ JAMES W. HALLSEY                     President
---------------------------------------------  (Principal Executive Officer)
             James W. Hallsey


      /s/ SCOTT M. HENDERSON                   Vice President and
---------------------------------------------  Treasurer (Principal Financial
             Scott M. Henderson                and Accounting Officer)


      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
             Joseph A. Pichler

      /s/ DAVID B. DILLON                      Director
---------------------------------------------
             David B. Dillon

      /s/ PAUL W. HELDMAN                      Director, Vice President
---------------------------------------------  and Secretary
             Paul W. Heldman

Hughes Markets, Inc.
Hughes Realty, Inc.
KU Acquisition Corporation

      /s/ WARREN F. BRYANT                     President
---------------------------------------------  (Principal Executive
             Warren F. Bryant                  Officer)


      /s/ SCOTT M. HENDERSON                   Vice President and Treasurer
---------------------------------------------  (Principal Financial and
             Scott M. Henderson                Accounting Officer)

      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
             Joseph A. Pichler

      /s/ DAVID B. DILLON                      Director
---------------------------------------------
             David B. Dillon

      /s/ PAUL W. HELDMAN                      Director, Vice President,
---------------------------------------------  and Secretary
             Paul W. Heldman



                  SIGNATURE                              TITLE
                  ---------                              -----
Fred Meyer Jewelers, Inc.
FMJ, Inc.

      /s/ EDWARD A. DAYOOB                     President and Chief Executive
---------------------------------------------  Officer (Principal Executive
             Edward A. Dayoob                  Officer)

      /s/ DAVID DEATHERAGE                     Vice President and Chief
---------------------------------------------  Financial Officer
             David Deatherage                  (Principal Financial
                                               Officer)

      /s/ SCOTT M. HENDERSON                   Vice President and
---------------------------------------------  Treasurer (Principal
             Scott M. Henderson                Accounting Officer)

      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
             Joseph A. Pichler

      /s/ DAVID B. DILLON                      Director
---------------------------------------------
             David B. Dillon

      /s/ PAUL W. HELDMAN                      Director, Vice President,
---------------------------------------------  and Secretary
             Paul W. Heldman

Smith's Food & Drug Centers, Inc.

      /s/ WARREN F. BRYANT                     Chief Executive Officer
---------------------------------------------  (Principal Executive
             Warren F. Bryant                  Officer)

      /s/ JAMES A. KLOPP                       Chief Financial Officer
---------------------------------------------  (Principal Financial
             JAMES A. KLOPP                    Officer)

      /s/ SCOTT M. HENDERSON                   Vice President and
---------------------------------------------  Treasurer (Principal
             Scott M. Henderson                Accounting Officer)

      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
             Joseph A. Pichler

                  SIGNATURE                              TITLE
                  ---------                              -----
      /s/ DAVID B. DILLON                      Director
---------------------------------------------
             David B. Dillon

      /s/ PAUL W. HELDMAN                      Director, Vice President,
---------------------------------------------  and Secretary
             Paul W. Heldman

Richie's, Inc.

      /s/ LEE BREWER                           Director and President
---------------------------------------------  (Principal Executive
             Lee Brewer                        Officer)

      /s/ THOMAS P. O'BRIEN, JR.               Director, Vice President,
---------------------------------------------  Secretary and Treasurer
             Thomas P. O'Brien, Jr.            (Principal Financial and
                                               Accounting Officer)

      /s/ JACK CANNON                          Director and Vice President
---------------------------------------------
             Jack Cannon

Quality Food Centers, Inc.
Quality Food, Inc.
Quality Food Holdings, Inc.
QFC Sub, Inc.
Second Story, Inc.

      /s/ DARRELL D. WEBB                      President
---------------------------------------------  (Principal Executive
             Darrell D. Webb                   Officer)

      /s/ SCOTT M. HENDERSON                   Vice President and Treasurer
---------------------------------------------  (Principal Financial and
             Scott M. Henderson                Accounting Officer)

      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
             Joseph A. Pichler

                  SIGNATURE                              TITLE
                  ---------                              -----
      /s/ DAVID B. DILLON                      Director
---------------------------------------------
             David B. Dillon

      /s/ PAUL W. HELDMAN                      Director, Vice President,
---------------------------------------------  and Secretary
             Paul W. Heldman

Food 4 Less Holdings, Inc.
Cala Co.
Bay Area Warehouse Stores, Inc.
Bell Markets, Inc.
Cala Foods, Inc.
Crawford Stores, Inc.
Food 4 Less of Southern California, Inc.
Alpha Beta Company
Food 4 Less GM, Inc.
Food 4 Less of California, Inc.
Food 4 Less Merchandising, Inc.
F4L L.P.
  By: Bay Area Warehouse Stores, Inc.,
      Its General Partner


      /s/ E. JOHN BURGON                       President (Principal
---------------------------------------------  Executive Officer)
             E. JOHN BURGON

      /s/ SCOTT M. HENDERSON                   Vice President and Treasurer
---------------------------------------------  (Principal Financial and
             Scott M. Henderson                Accounting Officer)

      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
             Joseph A. Pichler

      /s/ DAVID B. DILLON                      Director
---------------------------------------------
             David B. Dillon

      /s/ PAUL W. HELDMAN                      Director, Vice President,
---------------------------------------------  and Secretary
             Paul W. Heldman

Ralphs Grocery Company

      /s/ E. JOHN BURGON                       President (Principal
---------------------------------------------  Executive Officer)
             E. JOHN BURGON

      /s/ STEVEN MCMILLAN                      Senior Vice President and
---------------------------------------------  Chief Financial Officer
             Steven McMillan                   (Principal Financial Officer)

      /s/ SCOTT M. HENDERSON                   Vice President and Treasurer
---------------------------------------------  (Principal Financial and
             Scott M. Henderson                Accounting Officer)

      /s/ JOSEPH A. PICHLER                    Director
---------------------------------------------
             Joseph A. Pichler

      /s/ DAVID B. DILLON                      Director
---------------------------------------------
             David B. Dillon

      /s/ PAUL W. HELDMAN                      Director, Vice President,
---------------------------------------------  and Secretary
             Paul W. Heldman

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           DOCUMENT DESCRIPTION
-------                          --------------------
  1.1      --  Form of Underwriting Agreement. Incorporated by reference to Exhibit 1.1 of The Kroger Co.'s Current Report on
               Form 8-K dated April 3, 2002. ...........................
  4.1      --  Amended Articles of Incorporation of The Kroger Co. are
               incorporated by reference to Exhibit 3.1 of The Kroger
               Co.'s Quarterly Report on Form 10-Q for the quarter ended
               October 3, 1998. The Kroger Co.'s Regulations are
               incorporated by reference to Exhibit 4.2 of The Kroger
               Co.'s Registration Statement on Form S-3 (Registration
               No. 33-57552) filed with the SEC on January 28, 1993. ...
  4.2      --  Rights Agreement, including form of Rights Certificate, incorporated by reference to The Kroger Co.'s
               Registration Statements on Form 8-A/A dated April 4, 1997
               and October 18, 1998.....................................
  4.3      --  Form of Senior Indenture (including form of securities).
               Incorporated by reference to Exhibit 4.3 to the
               Registrant's Registration Statement on Form S-3
               (Registration No. 333-74389). ...........................
**4.4      --  Certificate of Designation of series of preferred
               shares. .................................................
**4.5      --  Form of Deposit Agreement for depositary shares. ........
**4.6      --  Form of Warrant Agreement, including form of warrant
               certificate. ............................................
 *5.1      --  Opinion of Paul Heldman, Esq., including his consent. ...
*12.1      --  Computation of Ratio of Earnings to Fixed Charges. ......
*23.1      --  Consent of PricewaterhouseCoopers LLP. ..................
*23.2      --  Consent of Paul Heldman, Esq., included in Exhibit
               5.1. ....................................................
*24.1      --  Powers of Attorney. .....................................
 25.1      --  Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939. Incorporated by
               reference to Exhibit 25.1 to the Registrant's Current
               Report on Form 8-K dated April 30, 1999. ................

-------------------------
*  Previously filed.
** To be filed as an Exhibit to a document to be incorporated by reference for the specific offering of securities, if any, to which it relates.